Exhibit 10.5

SECOND RANKING SHARE PLEDGE AGREEMENT

BETWEEN:

INDUFLEX HOLDING

(the Pledgor)

AND:

ROGERS CORPORATION,

(the Beneficiary)

WITH RESPECT TO THE SHARES IN

ROGERS INDUFLEX NV

31 October 2008

SECOND RANKING SHARE PLEDGE AGREEMENT

BETWEEN:

(1)    INDUFLEX HOLDING, a Belgian company with registered office at Ottergemsesteenweg 799, 9000 Ghent (Belgium) and registered with the Crossroads ING Bank of Enterprises under enterprise number 0807.149569,

(the "Pledgor" or the “Buyer”);

AND:

(2)    ROGERS CORPORATION, a Massachusetts corporation having its headquarters at One Technology Drive, Rogers, CT 06263,

(the "Pledgee" or the "Beneficiary");

WHEREAS:

(A)
On 31 October 2008, the Pledgor as the buyer and the Pledgee as the seller have entered into a stock purchase agreement with respect to all of the shares in Rogers Induflex NV (formerly UCB Induflex NV), a company limited by shares ("naamloze vennootschap" / "société anonyme") incorporated and validly existing under Belgian law, with registered offices at Ottergemsesteenweg 799, 9000 Ghent (Belgium) and registered with the Crossroads Bank of Enterprises under enterprise number 0427.693.784 (the "Company") (the "Stock Purchase Agreement").

(B)
Pursuant to Article 2.f (Purchase and Sale of Shares - Security and Subordination) of the Stock Purchase Agreement, the Pledgor has undertaken to secure all amounts payable by it under the Stock Purchase Agreement by way of a pledge on the shares in the Company.

(C)	The Pledgor owns 6,036 registered shares in the Company, representing 100% of the issued shares of the Company.

(D)
On or around 31 October 2008, the Pledgor and ING Bank have entered into a first ranking share pledge agreement with respect to 100% of the shares in the Company (the "First Ranking Share Pledge Agreement") as security for any and all obligations owing by the Pledgor to ING Bank arising out of or in connection with a credit agreement between the Pledgor and ING Bank dated 31 October 2008.

(E)	It is a condition under the Stock Purchase Agreement that this second ranking pledge be granted by the Pledgor, subject to the terms and the conditions of this agreement (the "Agreement").

IT HAS BEEN AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	Definitions

In this Agreement, unless the context otherwise requires:

1872 Law means the Belgian law of 5 May 1872 on commercial pledges.

2004 Law means the Belgian law of 15 December 2004 on financial collateral.

Enforcement Event means a breach by Buyer of any of its obligations and liabilities vis-à-vis the Beneficiary pursuant to Clause 2(b) (ii), (iii) and (iv) or pursuant to Clause 2(g) of the Stock Purchase Agreement provided that the Pledgor does not dispute the underlying claim or that the Pledgor has been ordered to pay the underlying claim (in whole or in part) in accordance with the provisions of Clause 9.f of the Stock Purchase Agreement.

Enforcement Notice means a written notice from the Pledgee to the Pledgor by which the Pledgee notifies the Pledgor of the occurrence of an Enforcement Event and of its intention to enforce the Pledge upon the expiry of the Notice Period.

First Ranking Share Pledge Agreement has the meaning set out in the recitals to this Agreement.

Notice Period means the period starting from the date of the issuance of the Enforcement Notice to the date falling 5 business days after such date of issuance.

Pledge means the second ranking pledge over the Shares created pursuant to or arising under this Agreement.

Secured Liabilities means any and all obligations and liabilities of the Pledgor vis-à-vis the Beneficiary pursuant to Clause 2(b) (ii), (iii) and (iv) or pursuant to Clause 2(g) of the Stock Purchase Agreement.

Shares means the 6,036 registered shares numbered 1 to 6,036 inclusive that the Pledgor currently owns in the Company.

Stock Purchase Agreement has the meaning set out in the recitals to this Agreement.

A Clause is a reference to a clause of this Agreement.

In this Agreement, each reference to a document will be deemed to be a reference to such document as amended, extended and/or supplemented from time to time.

1.2	Successors

The expressions Beneficiary and Pledgor include their respective successors.

1.3	Headings

Clause headings are inserted for convenience of reference only and will not serve to interpret this Agreement.

2.	PLEDGE

2.1
The Pledgor hereby grants to the Beneficiary a second ranking pledge ("pand in tweede rang" / "gage de second rang") over the Shares, ranking immediately after the pledge on the Shares granted to ING Bank under the First Ranking Share Pledge Agreement, as a continuing security for the due performance of the Secured Liabilities. The Pledgor and the Beneficiary acknowledge that the obligations of the Pledgor under this Clause 2 are of a commercial nature and that this Agreement henceforth constitutes a commercial pledge in accordance with the 1872 Law and an in rem security agreement in accordance with the 2004 Law.

3.	THE SHARES

3.1	The Shares are in registered form. The Pledgor will not permit the conversion of the Shares into book-entry or dematerialized form.

3.2
The Pledgor will arrange for the following notice to be recorded and dated in the Company's share register and signed therein on behalf of the Pledgor and the Beneficiary simultaneously with the execution hereof:

"6.036 aandelen op naam, genummerd van 1 tot en met 6.036  zijn in tweede rang in pand gegeven ten voordele van ROGERS CORPORATION overeenkomstig de overeenkomst tot inpandgeving van aandelen in tweede rang ("Second Ranking Share Pledge Agreement") afgesloten op [datum]. Dit pand volgt in rang onmiddellijk na het pand verschaft aan ING Bank overeenkomstig de overeenkomst tot inpandgeving van aandelen afgesloten op [date] (First Ranking Share Pledge Agreement). Deze inpandgeving in tweede rang werd ingeschreven op [datum]."

The Beneficiary hereby appoints the Pledgor as its special attorney for the purpose of recording the pledge in the Company's share register,

4.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

4.1	Representations and warranties

The Pledgor represents and warrants to the Beneficiary that:

(a)
it is the owner of the Shares and has not granted any security interest in respect of the Shares save for the first ranking pledge granted by the Pledgor to ING Bank under the First Ranking Share Pledge Agreement.

(b)	this Agreement constitutes legally binding obligations for the Pledgor, enforceable in accordance with its terms and creates a valid second ranking pledge over the Shares; and

(c)
the Shares are capable of being pledged hereunder without the consent of the Company, or any third party, save for the consent required from ING Bank under the First Ranking Share Pledge Agreement, which has been duly and validly obtained.

4.2	Undertakings

At any time and until the Pledge will have been finally discharged in accordance with Clause 8 (Discharge of the Pledge) the Pledgor:

(a)	will procure that the Shares will at all times represent 75% + 1 of the voting rights attached to all shares of the Company;.

(b)	not allow that additional shares are created unless such shares are subscribed to at fair market value.

(c)
undertakes not to create or permit the existence of any security interest in respect of the Shares or any part thereof (unless ranking behind the Pledge and except for the first ranking pledge granted by the Pledgor to ING BANK under the First Ranking Share Pledge Agreement) without the prior written consent of the Pledgee.

(d)
shall procure that no executory seizure ("uitvoerend beslag" / "saisie exécutoire") will be made on the Shares and that any conservatory seizure ("bewarend beslag" / "saisie conservatoire") thereon will be lifted within 90 days of it first being made.

(e)
will cooperate with the Beneficiary and sign or cause to be signed all such further documents and take all such further action as the Beneficiary may from time to time reasonably request to create, perfect and protect the Pledge and to carry out the provisions and purposes of this Agreement.

(f)
will not take any initiative, adopt or vote in favour of any resolutions to dissolve the Company, and defend (and procure the Company to defend) any third claims seeking to obtain the dissolution of the Company.

(g)
shall procure that (i) the Shares remain free and clear of any security interest save for the provisions of the first ranking pledge granted by the Pledgor to ING Bank under the First Ranking Share Pledge Agreement (ii) that there are no limitations, whether pursuant to the Articles or to any agreement, to the transferability of the Pledged Assets or to the exercise of the voting rights attached to the Shares (iii) that the Shares are not certificated and (iv) that there is no cause for suspension of the voting rights attached to the Shares.

5.	RIGHTS ATTACHING TO THE SHARES

5.1	Voting Rights

(a)
As long as no Enforcement Event has occurred, the Pledgor will be entitled to exercise its voting rights in respect of the Shares in a manner which is not inconsistent with any provision of this Agreement.

(b)
If an Enforcement Event has occurred, and subject to the provisions of the First Ranking Share Pledge Agreement, the Pledgor will cast the votes attaching to its Shares in accordance with the Beneficiary's instructions, which instructions the Pledgor will seek in due time.

5.2	Cash and non-cash returns on the Shares

(a)	If and as long as no Enforcement Event has occurred, all dividends on the Shares will be paid to the Pledgor.

(b)
Subject to the provisions of the First Ranking Share Pledge Agreement, in the event that an Enforcement Event has occurred, all dividends and any other cash return on the Shares will be paid exclusively to the Beneficiary, which will apply the same towards the Secured Liabilities.

(c)	The Pledge will not in any way be affected by any regrouping or split of the Shares or by any similar transaction and the securities resulting from any such transaction will be part of the Shares.

6.	CONTINUING SECURITY AND OTHER MATTERS

6.1	Continuing Security

(a)	The Pledge will be a continuing security for the due performance of the Secured Liabilities, and will remain in force until expressly released in accordance with Clause 8 (Discharge of the Pledge).

6.2	Rights Additional

All the rights of the Beneficiary pursuant to this Agreement will be in addition to any other right vested in the Beneficiary and all such rights may be exercised from time to time and as often as the Beneficiary may deem expedient. The Pledgor waives any right it may have of first requiring the Beneficiary to proceed against or claim payment from any other party, or enforce any guarantee or security before enforcing the Pledge.

6.3	Preservation of the Pledge in the event of novation

In accordance with Articles 1278 to 1281 (inclusive) of the Belgian Civil Code and without prejudice to the scope of the Secured Liabilities, the Pledgor and the Beneficiary agree that in the event of novation of all or any part of the Secured Liabilities or the change or replacement of the Beneficiary, the Pledge will be maintained automatically, without any further formality or consent, to secure the Secured Liabilities as novated, in favour of the Beneficiary.

6.4	Waiver

In general, and to the extent applicable, the Pledgor waives the benefit of Articles 1285, 2022, 2026 and 2037 of the Civil Code.

7.	ENFORCEMENT

Following the occurrence of an Enforcement Event which has not been cured during the Notice Period, and subject to the provisions of the First Ranking Share Pledge Agreement, the Beneficiary will have the right, upon expiry of the Notice Period:

(i)	to enforce the Pledge in accordance with the legal provisions applicable to the enforcement of a pledge of shares at the time of such enforcement;

(ii)	and in particular,

-
to realize ("uitwinnen" / "réaliser") the Shares, without prior judicial consent, to exercise its priority on the Shares, and to dispose of the Shares in accordance with the applicable Belgian regulations, in particular Article 8, §1 of the 2004 Law, as applicable at the moment of the realization ("uitwinning" / "realisation") of the Shares;

-
notwithstanding the rights of the Beneficiary as set out in the paragraph above and in accordance with Article 8, §2 of the 2004 Law, to appropriate itself ("zich toe-eigenen" / "s’approprier") the Shares. An independent auditor from a reputable firm jointly appointed by the Pledgor and the Pledgee, or if no agreement can be reached on the identity of the auditor, by the president of the Instituut der Bedrijfsrevisoren / Institut des Reviseurs d'Entreprise at the first request of either Party, shall, within a timeframe of one month, determine, in a final manner and without recourse, the fair market value of the Shares taking into account customary valuation methods. Should the value of the appropriated Shares be higher than the outstanding amount of the Secured Liabilities secured by this Agreement, then the Beneficiary can only appropriate itself such part of the Shares as corresponds to the outstanding amount of the Secured Liabilities secured by this Agreement. The Beneficiary unilaterally determines which Shares it will appropriate itself.

8.	DISCHARGE OF THE PLEDGE

8.1
The Pledge will be discharged by, and only by, the express release thereof granted by the Beneficiary, in accordance with the provisions of the Stock Purchase Agreement or by means of final court decision or arbitral award, which can no longer be appealed, ordering the release of the Pledge.

8.2
The Beneficiary shall grant an express release of this Pledge, promptly upon demand of the Pledgor, as soon as all Secured Liabilities shall have been finally discharged, it being understood that all Secured Liabilities shall have been discharged if either the obligations of the Pledgor pursuant to Clause 2 (b) (ii), (iii) and (iv), either the obligations of the Pledgor pursuant to Clause 2(g) shall have been discharged. The Beneficiary shall inform the Company of such release, and shall provide the Pledgor with a power of attorney in favour of the Pledgor or any person designated by it for the purpose of recording the release of the Pledge in the Company's share register. Forthwith upon such release being granted, the Beneficiary shall return to the Pledgor the other Shares, if any, and the Pledgor shall take delivery thereof.

8.3
Any release or discharge of the Pledge will be null and void and without effect if any payment received by the Beneficiary and applied towards satisfaction of all or part of the Secured Liabilities is avoided or declared invalid as against the creditors of the maker of such payment and the Beneficiary will be entitled to enforce the Pledge as if such release or discharge had not occurred.

9.	EXPENSES

All expenses and duties in connection with this Agreement shall be borne in accordance with Clause 9 §h) of the Stock Purchase Agreement.

10.	GENERAL

10.1	Notices

All notices or other communications under or in connection with this Agreement will be given in accordance with clause 9.a (General Provisions Notices) of the Stock Purchase Agreement.

10.2	No Waiver

No failure or delay by the Beneficiary to exercise any right, power or remedy under this Agreement will operate as a waiver thereof nor will any single or partial exercise or waiver of any right, power or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

10.3	Severability

Each of the provisions of this Agreement is several and distinct from the others and if at any time one or more of such provisions is or becomes invalid, illegal or unenforceable the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

In case of any such illegality, invalidity or unenforceability, the parties will negotiate in good faith with a view to agreeing on the replacement of such provision by a provision which is legal, valid and enforceable and which is to the fullest extent practicable in accordance with the intents and purposes of this Agreement and which in its economic effect comes as close as practicable to the provision being replaced.

10.4	Counterparts

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.5	Governing Law

This Agreement will be governed by and interpreted in accordance with Belgian law.

10.6	Jurisdiction

All disputes arising in connection with this Agreement shall be settled exclusively by the courts of Ghent.

Made in 2 originals, one of which will be held by the Pledgor and one of which will be held by the Beneficiary, on 31 October 2008.

Induflex Holding NV
as Pledgor

/s/ Hans Vanoorbeek
Name:  Hans Vanoorbeek, as Managing Director of Gevepe BVBA
Title:   Managing Director

ROGERS CORPORATION
as Beneficiary

/s/ Luc Van Eenaeme
Name:  Luc Van Eenaeme
Title:   Vice President Europe